SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

GENTEX CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

600 N. Centennial Street
Zeeland, Michigan  49464

NOTICE OF 2004 ANNUAL MEETING

          The Annual Meeting of the Shareholders of Gentex Corporation (“the Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 13, 2004, at 4:30 p.m. E.D.S.T., for the following purposes:

1.	To elect three directors as set forth in the Proxy Statement.

2.	To act upon the proposal to approve the Gentex Corporation Qualified Stock Option Plan.

3.	To act upon the proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004.

5.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

          Shareholders of record as of the close of business on March 19, 2004, are entitled to notice of, and to vote at the meeting.  We are pleased to offer multiple options for voting your shares.  As detailed in the “Solicitation of Proxies” section of this notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.  We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

          Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above.  If you do attend the meeting and wish to vote in person, you may withdraw your earlier-dated Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

April 6, 2004	Connie Hamblin
Secretary

GENTEX CORPORATION

600 N. Centennial Street
Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 13, 2004

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of Gentex common stock on March 19, 2004, which entitles you to vote at the meeting. By use of a Proxy, you can vote whether or not you plan to attend the meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of the Annual Meeting, Proxy Statement and Proxy are being mailed to shareholders on or about April 6, 2004.

What will I be voting on?

•	Election of three directors (see pages 6-8).
•	Approval of the Gentex Corporation Qualified Stock Option Plan (see pages 14-15 and Appendix A).
•	Act upon a proposal to amend the Articles of Incorporation to increase the authorized shares of common stock (see page 16 and Appendix B).
•	Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004 (see page 25).

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors, FOR the approval of the Gentex Corporation Qualified Stock Plan, FOR the amendment to the Articles of Incorporation to increase the authorized shares of common stock, and FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2004.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting.  We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your Proxy will not be counted.

Please note that there are separate telephone and Internet arrangements depending upon whether you are a holder of record [that is, if your shares are registered in your own name with our transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by your bank, broker or other record holder).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or
•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or
•	Filling out the enclosed Proxy Card or Voting Instruction Form, signing it, and mailing it in the enclosed postage paid envelope.

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EST on May 12, 2004. If you vote over the Internet, you may incur cost, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
•	Delivering a later-dated Proxy (including a telephone or Internet vote); or
•	Voting in person at the meeting.

If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 19, 2004.

How many shares are entitled to vote?

There were 77,145,944 shares of Gentex common stock outstanding as of March 19, 2004, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s By-Laws, a majority of all of the voting shares of the capital stock as of March 19, 2004, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card?

If you return a Proxy Card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board listed on the card.
•	For the approval of the Gentex Corporation Qualified Stock Option Plan.
•	For the approval to amend the Articles of Incorporation to increase the authorized shares of common stock
•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004.

How many votes are needed for the proposals to pass?

•	The three nominees for director will be elected by a plurality of the votes cast.
•	The Gentex Corporation Qualified Stock Option Plan must be approved by a majority of the votes cast.
•	The proposal to amend the Articles of Incorporation to increase the authorized shares of common stock must be approved by a majority of the outstanding common stock.
•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004, must be approved by a majority of the votes cast.

What if I vote “abstain”?

A vote to “abstain” on the election of the directors or on the proposals, other than to amend the Articles of Incorporation to increase the authorized shares of common stock, will have no effect on the outcome.  The proposal to amend the Articles of Incorporation requires an absolute majority, so a vote to “abstain” will have the same effect as a negative vote.

What if I do not return my Proxy Card and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in “street name”, and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your bank, broker or other holder of record may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on any of the proposals, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors or the proposals, other than to amend the Articles of Incorporation to increase the authorized shares of common stock, since “broker non-votes” will not be treated as votes cast.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; or
•	to facilitate successful Proxy solicitation by our Board.

Occasionally, shareholders provide written comments on their Proxy Cards which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’s Annual Report over the Internet, we have mailed you the Annual Report for the year ended December 31, 2003, with this Proxy Statement.  The Annual Report includes the Company’s audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and/or Form 10-K for the year ended December 31, 2003, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary
Gentex Corporation
600 N. Centennial St.
Zeeland, MI49464

You can also obtain a copy of the Company’s Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet site at www.gentex.com/investor_quick.html.  The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2003 Annual Report are available on the Company’s Internet site at:

•	www.gentex.com/investor_quick.html

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or
•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name”, and choose to view future Proxy Statements and Annual Reports over the Internet and your bank, broker or other holder of record participates in the service, you will receive an e-mail message next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding”?

We have adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at the address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards.  If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed Proxy Card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card must be returned and marked appropriately to withhold your consent to householding.

Even if you do not return the Proxy Card to withhold your consent to the householding program, you may revoke your consent at a future date.  Please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  You will be removed from the householding program within 30 days of the receipt of the revocation of your consent.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact ADP to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

SOLICITATION OF PROXIES

          This Proxy Statement is being furnished by mail, or if shareholders have consented, by electronic delivery, on or about April 6, 2004, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 13, 2004, at 4:30 p.m., at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan.

          Each shareholder, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting.  The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

There are four ways to vote your shares:
1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.
2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).
3)	By completing and mailing your Proxy Card or Voting Instruction Form.
4)	By written ballot at the Annual Meeting.

          If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting.  Where shareholders specify a choice, the Proxy will be voted as specified.    If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy; for the Gentex Corporation Qualified Stock Option Plan; for the proposal to amend the Articles of Incorporation to increased the authorized shares of common stock; and to rarify Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2004.  Each of these proposals is described in this Proxy Statement.  A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

          March 19, 2004, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting.  On that date, 77,145,944 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding.  Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date.  Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on proposals presented to shareholders.

ELECTION OF DIRECTORS

          The Company’s Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board.  The Board has fixed the number of directors at nine.  The Articles of Incorporation also specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each.

          The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of the Nasdaq National Market (“Nasdaq”).  Based on the current Nasdaq listing standards, the Company’s Board of Directors has identified and affirmatively determined  the following individuals as being independent directors:  Gary Goode, Frederick Sotok, Ted Thompson, Wallace Tsuha and Leo Weber.

          The Board has nominated John Mulder, Frederick Sotok and Wallace Tsuha for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2007.  Mr. Mulder and Mr. Sotok have each previously been elected as a director by the Company’s shareholders.

1)

John Mulder was most recently elected as a director by the Company’s shareholders in 2003 for a one-year term, and has served as a director since 1992.  In June 2002, Mr. Mulder retired as an employee of the Company and the Company’s Articles of Incorporation provide that his term of office as a director expire due to his retirement.  Mr. Mulder was appointed to the Board in August 2002.  The Company’s Articles of Incorporation require that directors, like Mr. Mulder, who were appointed to the Board by the directors, stand for re-election at the next Annual Meeting of Shareholders.  In May 2003, Gentex shareholders elected Mr. Mulder to fill the one-year vacancy left by his retirement.

2)	Mr. Sotok was previously elected as a director by the Company’s shareholders in 2001. Mr. Sotok qualifies as an independent director under the current Nasdaq listing standards.
3)

Wallace Tsuha was appointed to the Board in November 2003 to fill the vacancy created when Mickey Fouts resigned from the Board of Directors.  The Company’s Articles of Incorporation require that directors, like Mr. Tsuha, who were appointed to the Board by the directors, stand for re-election at the next Annual Meeting of Shareholders.  Mr. Tsuha qualifies as an independent director under the current Nasdaq listing standards.

          Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described below.  If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

          A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law.  Accordingly, the three nominees who receive the largest number of affirmative notes will be elected, regardless of the number of votes received.  Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election.  Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

          The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of March 1, 2004.

Name, (Age) and Position	Business Experience Past Five Years

Nominees for Terms to Expire in 2007

Frederick Sotok (69) Director since 2000

Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls, Inc, in 1996) from October 1977 to October 1996.  Mr. Sotok is also a director of Clarion Technologies, Inc.

John Mulder (67) Director since 1992

Mr. Mulder was the Vice President – Customer Relations of Gentex Corporation from February 2000 to June 2002.  Previously, he was Senior Vice President – Automotive Marketing from September 1998 to February 2000.  Prior to September 1998, he was Vice President – Automotive Marketing for more than five years.

Wallace Tsuha (60) Director since 2003

Mr. Tsuha is chairman and chief executive officer of Saturn Electronics & Engineering, Inc. in Auburn Hills, Michigan, and he has held that position for more than five years.  Saturn Electronics is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to original equipment manufacturers (OEMs) and their first tier suppliers.

Directors Whose Terms Expire in 2006

Fred Bauer (61) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of Gentex Corporation, and he has held that position for more than five years.
Gary Goode (59) Director since 2003

Mr. Goode was an audit partner at Arthur Andersen LLP from September 1982 until his retirement in March 2001.  During his public accounting career, Mr. Goode had extensive experience working with suppliers to the automotive industry.  Since his retirement, Mr. Goode has provided independent consulting services to non-automotive industry companies.  Mr. Goode is also a director of Universal Forest Products, Inc.

Leo Weber (74) Director since 1991

Since 1990, Mr. Weber has been engaged in the consulting business as L. L. Weber & Associates, West Bloomfield, MI.  Previously, he was the President of Robert Bosch Corporation, Farmington Hills, MI  (manufacturer of sophisticated automotive components).

Directors Whose Terms Expire in 2005

Arlyn Lanting (63) Director since 1981	Mr. Lanting is the Vice President – Finance of Aspen Enterprises, Ltd., Grand Rapids, MI (investments), and he has held that position for more than five years.
Kenneth La Grand (63) Director since 1987	Mr. La Grand was the Executive Vice President of Gentex Corporation from September 1987 to January 2003. Mr. La Grand is also a director of Clarion Technologies, Inc.
Ted Thompson (74) Director since 1987	Mr. Thompson was the Chairman of X-Rite, Incorporated, Grandville, MI (a manufacturer of light and color-measuring instruments) from May 1989 to October 2002.

          Arlyn Lanting and Kenneth La Grand are brothers-in-law.  There are no other family relationships between the nominees, directors, and executive officers of the Company.  Ken La Grand and Frederick Sotok both sit on the Board of Directors of Clarion Technologies, Inc.

Corporate Governance

          The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards.  The Company regularly monitors developments in the area of corporate governance.  In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements.  In addition, the Nasdaq Stock Market (“Nasdaq”) has recently adopted changes to its corporate governance and listing requirements.  Many of the requirements of the Sarbanes-Oxley Act and the new Nasdaq rules have caused the Board of Directors to take action consistent with such rules.

Independent Directors

•

In accordance with Nasdaq’s new corporate governance rules, the Board of Directors has affirmatively determined a majority of its members are independent.  Currently, the independent members of the Board are Messrs. Goode, Sotok, Thompson, Tsuha and Weber.

•	A meeting of the independent directors, separate from management, is now an agenda item at each Board of Directors meeting.

Audit Committee

•

The Company has an Audit Committee, which during the fiscal year ending December 31, 2003, was comprised of Messrs. Goode, Sotok, Thompson and Weber. The Audit Committee met five times during the fiscal year ended December 31, 2003.  Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”

•

The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the new Nasdaq corporate governance rules.

•

All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•

The Audit Committee operates under a formal charter that governs its duties and conduct.  The “Audit Committee Charter” (*) was reproduced as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on May 14, 2003.

•	Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.
•

The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.

(*) This document is available on the Company’s web site at http://www.gentex.com/corp_investor.html under “Corporate Governance.”  A hard copy of this document or information also is available without charge to any shareholder upon written request to Gentex Corporation, 600 N. Centennial Street, Zeeland, MI 49464, c/o Corporate Secretary’s office.

Audit Committee, continued

•

The Audit Committee has revised its policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors.  The new procedures are outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors”(*).

•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.

Compensation Committee

•

The Company has a Compensation Committee comprised of Messrs. Sotok, Goode and Thompson.  The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company.  The Compensation Committee met four times during the fiscal year ended December 31, 2003.

•

The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the new Nasdaq corporate governance rules.

•

The Compensation Committee operates under a formal charter that governs its duties and conduct.  The “Compensation Committee Charter” (*) was adopted by the Board of Directors at its meeting in February 2004.

Nominating Committee

•

The Company has established a Nominating Committee comprised of Messrs. Sotok, Goode and Thompson.  The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board of Directors.  The Nominating Committee was established in February 2004, and therefore the Committee did not meet during the fiscal year ended December 31, 2003.

•

The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the new Nasdaq corporate governance rules.

•

The Nominating Committee operates under a formal charter that governs its duties and conduct.  The “Nominating Committee Charter” (*) was adopted by the Board of Directors at its meeting in February 2004.

•	The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominees.

 (*) This document is available on the Company’s web site at http://www.gentex.com/corp_investor.html under “Corporate Governance.”  A hard copy of this document or information also is available without charge to any shareholder upon written request to Gentex Corporation, 600 N. Centennial Street, Zeeland, MI 49464, c/o Corporate Secretary’s office.

Nominating Committee, continued

•

The Nominating Committee’s process for identifying and considering candidates to be nominated as directors and minimum qualifications for candidates is contained in a document called “Position Profile:  Member of the Board of Directors” (*).

•	The Nominating Committee has not yet paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.
•	The Nominating Committee has not, to date, received any potential director candidates for nomination from its shareholders.
•

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for the Board of Directors.  If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Articles of Incorporation.  If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2005 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographic information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s office, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.  Any such nominations must be received by the Chairman of the Nominating Committee by no later than December 12, 2004, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice within the time periods set forth in the Company’s Articles of Incorporation, which must include certain biographical information.  In general, a written notice must be timely received and contain all information required to be disclosed in a solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, in addition to other information.

•	The independent directors approved the slate of nominees standing for election at the 2004 Annual Meeting of Shareholders, including Mr. Tsuha who has not previously stood for election.

Executive Committee

•

The Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand.  The Executive Committee is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law.  This Committee did not meet during the fiscal year ended December 31, 2003.

•	The Executive Committee does not take any action which must be approved by the independent directors or a committee made up of only independent directors under applicable laws, rules and regulations.

(*) This document is available on the Company’s web site at http://www.gentex.com/corp_investor.html under “Corporate Governance.”  A hard copy of this document or information also is available without charge to any shareholder upon written request to Gentex Corporation, 600 N. Centennial Street, Zeeland, MI 49464, c/o Corporate Secretary’s office.

Codes

•

The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer, and treasurer. Information concerning any alleged violations are to be reported to the Audit Committee.

•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers, and employees of the Company.

Shareholder Communication with Members of the Board of Directors

•

You can contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464.  Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address.  Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•

The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•

Under the regulations of the Securities and Exchange Commission (“SEC”), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock.  Information on filings made by any of our directors or executive officers can be found on the Company’s web site at http://www.gentex.com/corp_investor.html under “SEC Filings.”

Board Attendance

•

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders.  While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected.  All members of the Board of Directors attended the 2003 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the 2004 Annual Meeting of Shareholders.  During 2003, the Board of Directors met on three occasions.  All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

 (*) This document is available on the Company’s web site at http://www.gentex.com/corp_investor.html under “Corporate Governance.”  A hard copy of this document or information also is available without charge to any shareholder upon written request to Gentex Corporation, 600 N. Centennial Street, Zeeland, MI 49464, c/o Corporate Secretary’s office.

Report of the Audit Committee

          The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics.  The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website.  The Audit Committee reviews this Charter on an annual basis.  The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

          Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

          Pursuant to a meeting of the Audit Committee on February 25, 2004, the Audit Committee reports that it has:  (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters (such as quality of the Company’s accounting principles and internal controls) required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and (iii) received written confirmation from Ernst & Young LLP that it is independent and written disclosures regarding such independence as required by Independence Standards No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditor’s independence.  Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and Annual Report to Shareholders for filing with the Securities and Exchange Commission.

          The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

          This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Fred Sotok
Ted Thompson
Leo Weber

February 25, 2004

Proposal to Amend and Restate the Gentex Corporation
Qualified Stock Option Plan

          Effective February 26, 2004, the Board of Directors took action to amend and restate the Gentex Corporation Qualified Stock Option Plan then in effect (the “Option Plan”), subject to the approval of the Company’s shareholders.  The amended and restated Option Plan modifies the existing plan by providing it will be administered by the Company’s Compensation Committee, and providing a limitation on the number of shares of Common stock subject to options under the Option Plan that can be granted to any one optionee.  Shareholders will be asked to consider and approve the Option Plan, as amended and restated, at the annual meeting.  The following paragraphs summarize the principal features of the Option Plan, and the full text of the Option Plan is appended to this Proxy Statement as Appendix A.

          Purpose.  The purpose of the Option Plan is to provide the Company with the opportunity to use stock options as a means of recruiting new managerial and technical personnel, where appropriate, and to provide employees with an additional incentive to contribute to the success of the Company and remain in the Company’s employ.

          Eligibility and Administration.  The Option Plan is administered by the Company’s Compensation Committee.  That Committee is authorized to determine which of the Company’s employees are entitled to receive options, the number of shares subject to each option, the option term (not to exceed a period of ten years), and such other matters as are specified in the Option Plan.  Options may be granted under the terms of the Option Plan to all employees of the Company, including employees of its majority-owned subsidiaries.

          Shares Subject to the Option Plan.  The Option Plan provides that a maximum of 9,000,000 (nine million) shares of the Company’s common stock, par value $.06 per share, are authorized for sale pursuant to options granted under the Option Plan.  As of February 26, 2004, 519,524 shares remained available for grant under the existing option plan, and the closing price on that date was $41.32.  No optionee may be granted more than 20 percent of the Shares available under the Plan.  Shares are to be supplied to satisfy the requirements of options granted under the Option Plan out of authorized but unissued shares.  Upon expiration or termination of options without exercise, the shares subject to those options are available for options subsequently granted under the Option Plan.  The Option Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, stock splits, reclassifications of shares or recapitalizations to prevent dilution of the interest of the optionees.  Options may also contain provisions for termination or acceleration of exercise rights in the event of any merger or consolidation involving the Company.  If options are granted containing provisions for acceleration of exercise rights in the event of a merger or consolidation of the Company, the effect may be to discourage attempts to acquire control of the Company which shareholders may deem to be in their best interests.

          Operation of the Plan.  The Option Plan provides for the granting of options which qualify as incentive stock options as defined by Section 422 of the Internal Revenue Code.  The exercise price of an option may not be less than 100 percent of the per share fair market value of the Company’s common stock on the date the option is granted.  Upon exercise, the price must be paid in full, and may be paid in cash and/or by the surrender of previously issued shares or outstanding options.

          Exercise of Options.  Options may be exercised in whole or in part after such dates as may be specified in the option agreements, and no option may extend for a period of more than ten years.  Individual option agreements will contain such termination provisions as the Committee deems advisable, except that no option may be exercised more than twelve months after termination of employment on account of death or disability, nor more than three months after termination of employment for any other reason, without specific approval by the Committee.

          Nontransferability of Options.  Options are not transferable except by will or pursuant to the laws of descent and distribution upon an optionee’s death, except for certain estate planning transfers permitted under the Option Plan.  During the lifetime of an optionee, options may be exercised only by the optionee, or a permitted transferee.

          Amendment and Termination.  The Option Plan, as amended, will terminate automatically on February 26, 2014, unless terminated earlier by the Board of Directors.  The Board of Directors may amend the Option Plan at any time provided that no amendment may, without shareholder approval:  (a) increase the aggregate number of shares that may be issued; (b) decrease the price at which options may be granted; (c) amend the maximum number of shares that may be granted to any single participant; and (d) modified the eligibility requirements for optionees.

          Summary of Federal Income Tax Consequences.  The following paragraphs summarize the federal income tax consequences with respect to options granted under the Option Plan, based upon management’s understanding of the existing federal income tax laws.

          No tax consequences will result, except in the case of an optionee who is subject to the alternative minimum tax, to the optionee or the Company from the grant of an option to, or the exercise of an option by, the optionee.  Instead, the optionee will recognize gain or loss when the shares received upon exercise of the option are disposed of or sold.  For purposes of determining the gain or loss, the optionee’s basis in the shares will be the option price.  If the date of sale or disposition of the shares is at least two years after the date of the grant of the option and at least one year after receipt of the shares upon exercise of the option, the optionee will be entitled to capital gain treatment upon the sale disposition.

          The Company generally will not be allowed a deduction with respect to an option grant, exercise or sale.  If an optionee, however, fails to meet the holding period requirements, or makes a disqualifying disposition under the Option Plan, any gain realized upon sale or disposition of the shares received upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the option price.  In that case, the Company will be allowed a corresponding deduction.

          The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an option exceeds the option price will constitute an item of tax preference, subject, in certain circumstances, to the alternative minimum tax.

          The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical.  Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

          A majority of votes cast by holders of shares entitled to vote at the Annual Meeting of Shareholders, in person or by proxy, on the proposal to adopt the Option Plan is required for approval.

          The Board of Directors recommend a vote FOR adoption of the proposed Amended and Restated Qualified Stock Option Plan.

Proposal To Approve Increase In Authorized Shares of Common Stock

          Article III of the Company’s Articles of Incorporation currently provides for authorized capital stock of 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.06 per share, and 5,000,000 shares of preferred stock, no par value. No preferred stock is presently outstanding. At March 1, 2004, there were 77,112,715 shares of common stock outstanding, and 6,862,880 shares have been reserved for issuance under the Company’s various stock plans.

          At a meeting held on February 26, 2004, the Board of Directors resolved to amend Article III of the Articles of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000, and recommend the amendment for approval by the Company’s shareholders. The Board expressed its belief that the authorization of an additional 100,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company’s common stock, although the Board had no intention as of February 26, 2004, of issuing those shares for any particular purpose.

          From time to time, the Company has considered potential acquisitions and management expects to continue to consider acquisition opportunities in the future. The Company’s common stock could be used as a means for accomplishing an acquisition. The increase in authorized common stock would also enhance the ability of the Board of Directors to consider the possibility of declaring a stock dividend to existing shareholders and/or provide for the reservation of additional shares for potential issuance under the Company’s various stock plans as a means of retaining key personnel and attracting new personnel. It is also possible that the additional shares of common stock could be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts. Shares of the Company’s common stock do not carry preemptive rights to purchase additional shares of the Company’s stock.

          The Board recommends that Article III of the Company’s Articles of Incorporation be amended to read as stated on Appendix B to this Proxy Statement.  The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval.  Since an absolute majority of the outstanding shares is required, any ballot or proxy marked “abstain” will have the same effect as a negative vote.

SECURITIES OWNERSHIP OF MANAGEMENT

          The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all directors and executive officers and directors as a group.  The content of this table is based upon information supplied by the Company’s officers, directors, and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2004.

	Amount and Nature of Ownership

Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class

Dennis Alexejun	38,044		29,669	*
Fred Bauer	2,954,006		253,200	3.8%
John Carter	44,610		24,840	*
Garth Deur	35,800		15,000	*
Gary Goode	11,588		8,088	*
Enoch Jen	82,636		45,333	*
Arlyn Lanting	603,000	(3)	107,000	*
Kenneth La Grand	310,892	(4)	6,000	*
John Mulder	118,960		11,606	*
Frederick Sotok	21,334	(5)	17,000	*
Ted Thompson	187,000		107,000	*
Wallace Tsuha	0		0	*
Leo Weber	90,300		47,000	*
All directors and executive officers as a group (13 persons)	4,489,082		671,736	5.8%

*Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”

(3)

Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

(4)

Includes 50,000 shares held in a trust established by Mr. La Grand’s spouse, and Mr. La Grand disclaims beneficial ownership of those shares.  Also includes 13,614 shares held in trust by Mr. La Grand’s spouse for Mr. La Grand’s grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

(5)	Includes 87 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table contains information with respect to ownership of the Company’s common stock by persons or entities who are beneficial owners of more than five percent of the Company’s voting securities.  The information contained in this table is based on information  contained in Schedule 13G furnished to the Company.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR Corp.	5,699,044	7.4%
82 Devonshire Street
Boston, MA 02109

EXECUTIVE COMPENSATION

          The following table contains information regarding compensation paid by the Company for each of the last three fiscal years to its chief executive officer and to the Company’s four most highly compensated executive officers other than the chief executive officer.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

Executive	Year	Salary ($)	Bonus ($)	Other ($)	Restricted Stock Award($)(1)	Securities Underlying Options (#)	LTP ($)	All Other Compensation ($)(2)

Fred Bauer	2003	334,072	76,461		—	90,000		6,684
Chairman and CEO	2002	319,806	66,528		—	80,000		5,784
	2001	309,414	52,508		—	80,000		4,572
Garth Deur	2003	201,202	80,579		464,400	23,100		5,604
Executive Vice	2002	176,636	65,331		—	22,000		4,672
President	2001	160,928	38,041		—	18,000		3,281
Dennis Alexejun	2003	166,322	48,076		—	15,560		4,714
Vice President,	2002	158,379	57,951		—	14,820		4,073
North American	2001	150,800	45,587		134,850	13,850		3,641
Automotive
Marketing
John Carter	2003	177,402	64,721		286,578	15,440		4,731
Vice President,	2002	168,931	48,152		—	14,700		4,111
Mechanical	2001	160,847	43,273		—	14,000		3,193
Engineering
Enoch Jen	2003	132,095	59,923		—	18,300		6,456
Vice President,	2002	125,851	56,678		—	17,400		5,550
Finance	2001	122,640	44,338		187,500	16,500		4,344

(1)

Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company’s Restricted Stock Plan.  Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant..  Dividends will be paid on these shares if, and to the same extent, paid on the Company’s common stock generally.  At the close of the Company’s fiscal year, the following officers held the following number of restricted shares with the corresponding net market values:  Garth Deur — 19,800 shares for $874,368; Dennis Alexejun — 5,000 shares for $220,800;  John Carter —  17,850 shares for $788,256, and Enoch Jen — 7,500 shares for $331,200.

(2)	These amounts represent the sum of “matching” contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each named executive officer.

          The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants

Executive	Number of Securities, Underlying Options (#) (1)	Percent of Options to All Employees	Exercise Price ($/sh)(2)	Expiration Date	Grant Date Present Value ($) (3)

Fred Bauer	90,000	6.7%	33.42	8/12/10	1,216,422
Garth Deur	23,100	1.7%	43.00	12/24/10	409,637
Dennis Alexejun	15,560	1.1%	35.95	9/24/10	222,693
John Carter	15,440	1.1%	30.65	6/30/10	212,437
Enoch Jen	18,300	1.4%	25.64	3/28/10	213,795

(1)

These options become exercisable, so long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2)

The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)

Based on the Black-Scholes option valuation model, assuming volatility of 52 percent, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield, where applicable, of 1.6%, and an exercise date of seven years after grant.  This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options.  The ultimate value of options will depend on the Company’s success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

          The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

Aggregated Option Exercises in Last Fiscal Year and Year-end Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)

Executive			Exercisable	Unexercisable	Exercisable	Unexercisable

Fred Bauer	30,000	611,025	253,200	243,800	6,152,068	3,517,029
Garth Deur	6,800	103,578	15,000	58,300	261,707	592,694
Dennis Alexejun	6,355	61,959	29,669	43,406	707,500	636,576
John Carter	1,920	45,960	24,840	42,800	393,105	681,262
Enoch Jen	25,635	576,016	28,693	51,520	491,030	846,446

          The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2003:

Equity Compensation Plan Summary

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation Plans approved by Shareholders	5,111,497	$26.55	1,828,887
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	5,111,497	$26.55	1,828,887

Executive Compensation Report

          Responsibility.  Responsibility for the Company’s executive compensation program has been delegated by the Board of Directors to the Compensation Committee.  The Compensation Committee is currently comprised of three members, each of whom the Board has determined meets the appropriate tests for independence for compensation committee members under the Nasdaq listing standards.

          Compensation Philosophy and Practice.  The executive compensation program is composed of three elements:  base salary, annual bonus, and stock-based incentives.  These elements are utilized to accomplish several objectives:

•Provide the means to attract, motivate and retain management personnel.
•Provide long-term success by focusing on continued technical development and improving customer satisfaction.
•Provide base salary compensation that is competitive in the market for managerial talent.
•Provide annual bonus compensation reflective of both individual achievement and overall Company performance.
•Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

          Base Pay Levels.  Base compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility.  Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis reflecting the entrepreneurial, high-growth rate stage of the Company’s development.  The Chief Executive Officer (“CEO”) provides input with respect to the base salary decisions for executive officers other than the CEO.  The base salary for all of the executive officers, are approved by the Compensation Committee, while the CEO’s compensation is recommended by the Compensation Committee to the entire board of directors for its approval.  The Compensation Committee reviews survey information, textual materials regarding executive compensation strategies, and the past and expected contributions of the executive officers in determining recommendations for base salary.  With respect to the CEO, the performance of the management team assembled and led by him is also a factor.  The average salary levels for the Company’s hourly paid workers and salaried employees are also considered.

          Bonuses.  Annual bonus compensation for executive officers is composed of two elements:  payments under the Company’s Gain-Sharing Bonus Plan and performance bonuses.  All employees of the Company, including the CEO and executive officers, are eligible to share in the Company’s Gain-Sharing Bonus Plan after the first three months of employment.  A percentage of pretax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees.  In addition, performance bonuses are paid to various managerial employees, including the executive officers, based upon individual performance during the year and overall performance of the Company during the year.  The CEO provides input with respect to the performance of each executive officer and provides recommendations concerning performance bonuses predicated approximately one-half on the individual’s achievements and contributions to the Company’s success, and one-half on overall performance of the Company for the year.

          Stock-Based Incentives.  The stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them appropriate incentives to achieve Company successes which will hopefully lead to increases in the price of the Company’s shares.  During 2003, the Compensation Committee awarded executive officers stock options in part based on input from the CEO with respect to other executive officers.  The Board of Directors itself determined the stock options of the CEO.

The members of the Compensation Committee and the independent directors have changed since the last annual meeting of shareholders.  The current Compensation Committee has, however, ratified all suggestions and input previously given for the 2003 year concerning CEO and executive officer compensation, and will recommend and/or approve all such future compensation in accordance with the Compensation Committee Charter.

Compensation Committee Members:	Fred Sotok, Chairman
Ted Thompson
Gary Goode

February 26, 2004

Stock Performance Graph

          The following graph depicts the cumulative total return on the Company’s common stock compared to the cumulative total return on The NASDAQ Stock Market® index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers).  The graph assumes an investment of $100 on the last trading day of 1998, and reinvestment of dividends in all cases.

________________________________

          The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission.  Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

          Directors who are employees of the Company receive no compensation for services as directors.  Directors who are not employees of the Company receive a director’s retainer in the amount of $7,000 per year plus $1,000 for each meeting of the Board attended and $750 for each committee meeting attended.  In addition, each nonemployee person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the fair market value on that date.  Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

          The Company has entered into consulting agreements with John Mulder and Ken La Grand, subsequent to each gentleman’s retirement in June 2002 and January 2003, respectively.  During 2003, the Company paid Mr. Mulder $23,500 and Mr. La Grand  $3,875, in consulting fees, plus reimbursement of business expenses.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions

          Fred Bauer, Chairman and C.E.O., was a member of the Company’s Compensation Committee through August 12, 2003.  On that date, the Board of Directors appointed a Compensation Committee comprised solely of members of the Company’s Board of Directors who are independent under the applicable Nasdaq listing standards..  For the fiscal year ended December 31, 2003, that Committee was responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.  The independent directors have approved CEO and executive officer compensation as required by applicable laws, rules and regulations.

CERTAIN TRANSACTIONS

          Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouses facilities, and currently houses production operations for the Company’s fire protection products.  The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer.  The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent.  During 2003, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same.  The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

          Jeremy Fogg, Engineering Manager – Asian Team, is the son-in-law of Fred Bauer, Gentex Corporation’s Chairman of the Board and Chief Executive Officer.  In 2003, Jeremy Fogg earned $101,966.  Jeremy Fogg also received options to purchase 4,960 shares of Gentex common stock at an exercise price of $35.95.

          Judy Filley, Senior Programmer/Analyst, is the sister-in-law of Fred Bauer, Gentex Corporation’s Chairman of the Board and Chief Executive Officer.  In 2003, Judy Filley earned $70,721.  Judy Filley also received options to purchase 2,750 shares of Gentex common stock at an exercise price of $43.00.

          Bruce Los, Vice President, Human Resources, is the brother-in-law of Garth Deur, Gentex Corporation’s Executive Vice President.  Los was hired on December 23, 2003, and he received no cash compensation during 2003.  Bruce Los received options to purchase 8,000 shares of Gentex common stock at an exercise price of $43.00 and also received a restricted stock grant of 3,500 shares valued at $150,500.

          Marc Keizer, Manager of Business Planning, is the son-in-law of Kenneth La Grand, a member of Gentex Corporation’s Board of Directors.  In 2003, Marc Keizer earned $82,890.  Marc Keizer also received options to purchase 2,750 shares of Gentex common stock at an exercise price of $43.00.

          The Company is highly selective, and hires new employees based upon merit.  Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate.  Family members of any employee are not discouraged from seeking employment.  It is, however, the Company’s practice that no family member is directly managed by another member of the same family.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

          The Audit Committee and Board of Directors has selected, and submit to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.  The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2003	2002

Audit Fees	$174,928	$128,555
Audit Related	3,500	-
Tax Services	63,767	74,071
All Other	-	-

Total	$242,195	$202,626

          Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment.  If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee.

          Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that Gary Goode was one day late in reporting the purchase of 1,000 shares in March 2003.

SHAREHOLDER PROPOSALS

          Any proposal of a shareholder intended to be presented at the 2005 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 12, 2004, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting.  In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials.  A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

          The Company’s Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

          Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement.  If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment.  Discretionary authority to do so is included in the Proxy.

          The cost of the solicitation of Proxies will be borne by the Company.  In addition to the use of the mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation.  The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

          Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin
April 6, 2004	Secretary

APPENDIX A

GENTEX CORPORATION
QUALIFIED STOCK OPTION PLAN
(As Amended and Restated, Effective February 26, 2004)

          1.          Purpose.  The purpose of this Plan is to provide an opportunity to use stock options as a means of recruiting new managerial and technical personnel and for certain employees of the Corporation to purchase shares of capital stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.

          2.          Definitions.  The following terms are defined for use herein as follows:

a. “Board” means the Board of Directors of the Corporation.

b. “Common Stock” means the common stock (par value $.06 per share) of the Corporation.

c. “Committee” means the Compensation Committee Of the Corporation.

             d.          “Corporation” means Gentex Corporation and any subsidiary corporation where Gentex Corporation owns fifty percent (50%) or more of the combined voting power of all outstanding securities within the meaning of the applicable provisions of the Internal Revenue Code.

e. “Effective Date” means the effective date of this Amended and Restated Plan, February 26, 2004.

             f.          “Market Value” means the closing sale price of Common Stock on the National Association of Securities Dealers Automated Quotation System or any successor system (“NASDAQ”) for the day on which the particular option is granted, or, if such prices of shares of Common Stock are not reflected on the NASDAQ on that date, then on the next preceding date on which there was a sale of such shares of Common Stock reflected on NASDAQ.

g. “Optionee” means any employee to whom an option has been granted under the Plan.

h. “Option Agreement” means an agreement evidencing options as provided in Paragraph 7 of the Plan.

i. “Plan” means this Qualified Stock Option Plan of the Corporation as in effect from time to time.

j. “Option Price” means the purchase price for Common Stock under an option, as determined under Paragraph 7 of this Plan.

          3.          Shares.

             a.          The total number of shares of the Common Stock which may be sold under the Plan shall not exceed 9,000,000 (nine million) shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by Paragraph 10.  Such shares shall be authorized shares and may be either unissued shares or treasury shares.

             b.          If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

             c.          The number of shares of Common Stock subject to options granted under the Plan to any single Optionee over the duration of the Plan shall not exceed 20 percent of the total number of shares available under the Plan.

          4.          Administration.

             a.          The Plan shall be administered by the Committee.  The Committee shall determine the employees to be granted options, the amount of stock to be optioned to each employee, and the terms of the options to be granted.  The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan.  All determinations made by the Committee shall be final and conclusive.

             b.          The granting of any option pursuant to this Plan shall be entirely within the discretion of the Committee.  Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan.

             c.          Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan.  Each such person may rely on information furnished in connection with the Plan’s administration by any appropriate person or persons.

          5.          Eligibility.  Only employees of the Corporation shall be eligible to participate in the Plan.  The Committee shall determine, in its discretion, whether or not an individual is eligible to participate in the Plan.  An employee who has been granted an option under this Plan or any other stock option plan of the Corporation may be granted additional options.

          6.          Exercise Price.  The per share exercise price of each option granted under the Plan shall be at least one hundred percent (100%) of the Market Value of a share of Common Stock; provided, however, any option granted to a participant possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Gentex Corporation shall be at an Option Price not less than one hundred ten percent (110%) of the market value of a share of Common Stock and shall not be exercisable after the expiration of five years from the date the option is granted.

7.     Terms of Options.  Each option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

a. Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

b. Exercise Price. Each Option Agreement shall state the exercise price.

          c.          Medium and Time of Payment.  The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, and may be paid in cash or, in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder that are then exercisable, valued at the difference between the Option Price and the fair market value of the underlying Common Stock.  Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock.  An Optionee, however, shall have none of the rights of a shareholder until a certificate for those Shares is issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 of this Plan.

          d.          Term and Exercise of Options.  Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the option agreement.  In no event, however, shall any option be exercisable less than one (1) year from the date of grant or more than ten (10) years from the date of grant.

          e.          Administrative Discretion.  The Committee may in its discretion vary, among employees and among options granted to the same employee, any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such options may be exercised.

        8.          Transferability of Options and Common Stock.  Options under this Plan may not be transferred except by will or according to the laws of descent and distribution.  During the lifetime of the Optionee, an option may be exercised only by the Optionee or his guardian or legal representative.  After an Optionee’s death, options that were exercisable at the date of death may be exercised at any time within one year after the date of death, subject to prior expiration, by the executor or administrator of the Optionee’s estate, any person(s) who acquired the option directly from the Optionee by bequest or inheritance, or any person designated specifically in a written designation signed by the Optionee and filed with the Committee prior to the date of death.  The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

          9.          Termination of Options. Each option agreement shall contain such provisions as the Committee may deem advisable for termination of the option in the event of, and/or exercise of the option after the Optionee’s death, disability, or termination of employment by the Corporation.  No option may be exercised more than three (3) months after the termination of the Optionee’s employment by the Corporation, nor more than twelve (12) months after the Optionee shall have died or become disabled, without the specific approval of the Committee.

          Option agreements may also contain, in the discretion of the Committee, provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation or entity.

          Nothing in the Plan or in any option shall limit or affect in any way the right of the Corporation to terminate an Optionee’s employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.

          10.          Adjustment Provision.  If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Plan and the number of shares subject to each outstanding option, together with the option prices, shall be appropriately adjusted by the Board or Committee to prevent dilution of the interests of Optionees and of the Plan.

          11.          Effective Date of Plan, Termination and Amendment.  The February 26, 2004 Plan restatement and adoption shall take effect only upon and as of the date of approval of the Plan by the Corporation’s shareholders.  Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of the adoption of the Plan restatement by the Board, after which date no options may be granted under this Plan.  The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that no such amendment may (a) increase the aggregate number of shares that may be issued under the Plan, (b) decrease the price at which options may be granted, (c) amend the maximum number of shares set forth in Paragraph 3(c) which may be granted to any single Optionee, or (d) modify the eligibility requirements set forth in Paragraph 5.

          12.          Disqualifying Assignments.  At the request of an Optionee, the Committee may authorize the amendment of any Option Agreement in order to permit an assignment of the option, in whole or in part, to any Authorized Transferee as hereinafter defined, subject to such procedures and conditions as the Committee may establish from time to time; provided, however, any such amendment may result in disqualification of the option from favorable tax treatment under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Company shall have no responsibility for that, or any other adverse tax consequence that results from such an amendment.  The amendment shall: (i) permit transfers only to the Optionee’s spouse and/or the Optionee’s descendants, and/or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse, and/or the Optionee’s descendants (“Authorized Transferee”); (ii) prohibit payment of any consideration by the Authorized Transferee to the original Optionee; (iii) prohibit any further transfer of the option; (iv) provide that the Authorized Transferee shall succeed to all of the rights and benefits (except any right to further transfer the option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee; (v) and set forth such other conditions, terms, and provisions as the Committee may require in the exercise of its discretion.  All rights, benefits, obligations, conditions, and limitations of any option transferred to an Authorized Transferee shall be determined as if the original Optionee continued to hold the option, whereby provisions of this Plan dealing with the death of an Optionee will continue to refer to the original Optionee regardless of whether the option has been transferred to an Authorized Transferee.  Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee as the case may be.  In the event of an Optionee’s death, options may be exercised to the same extent exercisable by the Optionee at the date of death, at any time prior to the  earlier of the specified expiration date, or a date after the Optionee’s death specified in the Option Agreement by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee’s death; or (iv) an Authorized Transferee.  Except as provided herein, no option shall be transferable by an Optionee otherwise then by will or the laws of descent and distribution

          13.          No Loans.  The Company shall not lend money to any employee to finance any transaction under the Plan.

CERTIFICATION

          The foregoing Plan was duly adopted by the Board of Directors, effective February 26, 2004, subject to the approval of the Company’s shareholders.

Connie Hamblin, Secretary

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APPENDIX B

Gentex Corporation Articles of Incorporation

ARTICLE III

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

          The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

          The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

VOTE BY INTERNET - www.proxyvote.com
GENTEX CORPORATION 600 N. CENTENNIAL STREET ZEELAND, MI 49464

Use the Internet to transmit your voting instructions
and for electronic delivery of information up until
11:59 P.M. Eastern Time the day before the cut-off
date or meeting date.  Have your proxy card in
hand when you access the web site and follow the
instructions to obtain your records and to create
an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day
before the cut-off date or meeting date. Have your
proxy card in hand when you call and then follow the
instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Gentex Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
GNTXC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENTEX CORPORATION
The Board of Directors recommends a vote FOR
Proposals 1, 2, 3 and 4.

Vote on Directors
To withhold authority to vote for an individual nominee, mark “For All Except” and write the nominee’s number on the line below. _________________________________________
1.	Election of Directors (except where marked to the contrary) for a three-year term.	For All	Withhold All	For All Except
Nominees:	01) John Mulder
02) Frederick Sotok	¡	¡	¡
03) Wallace Tsuha

Vote On Proposal	For	Against	Abstain

2.	Proposal to approve the Gentex Corporation Qualified Stock Option Plan.	¡	¡	¡

3.	Proposal to amend the Articles of Incorporation to increase the authorized shares of common stock.	¡	¡	¡

4.	Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2004.	¡	¡	¡

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE:

Please sign as your name appears hereon. When shares are held jointly, each holder should sign.  When signing for an estate, trust, or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.

For comments, please check this box and write them on the back where indicated.	¡
Yes	No

Please indicate if you plan to attend the meeting	¡	¡

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 19, 2004, at the Annual Meeting of Shareholders to be held on May 13, 2004, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM; FOR THE APPROVAL OF THE GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN; FOR AMENDING THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK; AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2004.

Comments: __________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________

 (If you noted any comments above, please mark corresponding box on other side.)

(To be Signed on Reverse Side)